                                                              Exhibit 10.18

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.' The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

                             FRACTIONATION AGREEMENT

                                 by and between

                         CEDAR BAYOU FRACTIONATORS, L.P.

                                       and

                   WILLIAMS ENERGY MARKETING & TRADING COMPANY
                            EFFECTIVE OCTOBER 1, 1999

                                                                       Page
                                                                       ----
ARTICLE I:    DEFINITIONS ..............................................1

ARTICLE II:   TERM .....................................................4

ARTICLE III:  WILLIAMS PERFORMANCE .....................................4

ARTICLE IV:   CBF'S PERFORMANCE.........................................6

ARTICLE V:    TRANSFER OF CUSTODY ......................................7

ARTICLE VI:   MEASUREMENT ..............................................8

ARTICLE VII:  COMPENSATION TO CBF ......................................8

ARTICLE VIII: STORAGE SERVICES ........................................10

ARTICLE IX:   FUEL AND ELECTRICITY SUPPLY OPTIONS .....................13

ARTICLE X:    TAXES AND OTHER PAYMENTS ................................14

ARTICLE XI:   ACCOUNTING AND AUDIT PROCEDURES .........................14

ARTICLE XII:  BILLING AND PAYMENT .....................................15

ARTICLE XIII: FORCE MAJEURE ...........................................16

ARTICLE XIV:  INDEMNIFICATION AND LIMITATION OF LIABILITY .............17

ARTICLE XV:   MISCELLANEOUS ...........................................19

EXHIBIT "A" - WILLIAMS' DEDICATED PLANTS

EXHIBIT "B" - SPECIFICATIONS FOR SPECIFICATION PRODUCTS

EXHIBIT "C" - STORAGE OF SPECIFICATION PRODUCTS

                             FRACTIONATION AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the 3rd day of December, 1998, but effective as of September 1, 1999, by and between. Cedar Bayou Fractionators. L.P., a Delaware limited partnership (hereinafter referred to as "CBF"), and Williams Energy Marketing & Trading Company, a Delaware corporation (hereinafter referred to as "Williams"), sometimes also referred to individually as "Party" and collectively as "Parties."

         WITNESSETH:

         WHEREAS, Williams owns, controls or has rights to certain volumes of natural gas liquids recovered by various natural gas processing facilities available for fractionation; and

         WHEREAS, CBF owns a Fractionation Facility, hereinafter defined, Situated In Mont Belvieu, Chambers County, Texas; and

         WHEREAS, CBF has the right to store Specification Products (hereinafter defined) in the Storage Facility (hereinafter defined) owned and operated by Dynegy Midstream Services, Limited Partnership ("Dynegy"), and situated in Mont Belvieu, Chambers County, Texas; and

         WHEREAS, Williams has arranged for the transportation and delivery of its owned and/or controlled Raw Product (hereinafter defined) to CBF at the Storage Facility in Mont Belvieu, Texas; and

         WHEREAS, CBF has arranged for the receipt of such Raw Product from Williams, as well as Raw Product owned by third parties, at the Delivery Point (hereinafter defined) for fractionation in the Fractionation Facility; and

         WHEREAS, it is the mutual desire of CBF and Williams that CBF receive Williams' Raw Product at the Delivery Point and redeliver to Williams, or its designee, Specification Products, (hereinafter defined), at the Storage Facility or at other Mutually agreeable locations.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1: DEFINITIONS

         When the following terms or expressions are used in this Agreement, they shall have the meanings defined below:

         "AFFILIATE" means, of any Person, a Person Controlling, Controlled by or under common Control with, directly or indirectly, through one or more intermediaries, such Person. Any

         Person Shall be deemed to be an Affiliate of any specified Person if such Person owns 50% or more of the voting securities of the specified Person if the specified Person owns fifty percent (50%) or more of the voting securities of or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common Control.

         "BARREL" shall mean 42 Gallons.

         "BASE RATE" shall mean a per annum rate of interest equal to the lower of (i) the maximum rate of interest allowed by law or (ii) two percent above the "prime rate" of interest as announced from time to time by the First National Bank of Chicago.

         "BUSINESS DAY" shall mean a Day on which Federal Reserve member banks in New York City are open for business.

         "CLAIMS" shall have the meaning as ascribed to it in Section 13 hereinafter.

         "COMPONENT" shall mean the individual hydrocarbon constituents of Raw Product, including but not limited to: methane, ethane, propane, isobutane, normal butane, isopentane, normal pentane, hexanes and heavier, as well as other non-hydrocarbon components authorized hereunder.

         "CONTROL" of a non-natural Person means the power, directly or indirectly, to (i) elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of such Person (or if such Person is a non-corporate Person, Persons having similar powers), or (ii) direct or cause the direction of the management and policies of such Person, in either case through beneficial ownership of the capital stock (or similar ownership interests) of such Person or otherwise.

         "DAY" OR "DAILY" shall mean a twenty-four (24) hour period commencing 7:00 a.m. Central Standard or Daylight Savings time, as applicable, and extending until 7:00 a.m. Central Standard or Daylight Savings time, as applicable, on the following Day.

         "DELIVERY POINT" shall mean the custody transfer meter of the Pipeline utilized to deliver Raw Product to CBF hereunder which is located near the Storage Facility.

         "DYNEGY" shall have the meaning ascribed to it in the recitals.

         "FORCE MAJEURE" shall have the meaning ascribed to it in Section 12.2.

         "FRACTIONATION FACILITY" OR "FRACTIONATOR" shall mean the fractionation unit owned by CBF situated in Mont Belvieu, Chambers County, Texas, which is operated by Dynegy and which is used for the purpose of fractionating Raw Product streams into Specification Products.

         "FRACTIONATION VOLUME RESERVATION" shall mean the maximum amount of fractionation capacity in the Fractionator that is reserved to fractionate Williams' Raw Product which initially shall be 35,000 BPD, and thereafter, may change in accordance with Section 4.2 hereinafter.

         "GALLON" shall mean one U.S. liquid Gallon. which is the unit of volume used for the purpose of measurement of liquid. One U.S. liquid Gallon contains 231 cubic inches when the liquid is at a temperature of 60 degrees Fahrenheit and at the vapor pressure of the liquid being measured.

         "MONTH" OR "MONTHLY" shall mean the period commencing on the first Day of a Month and ending on the last Day of such Month.

         "OPERATOR" shall mean Dynegy Midstream Services, Limited Partnership.

         "PERSON" means any individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company (whether domestic or foreign), joint venture, association, joint-stock company, trust, estate, custodian, trustee, executor, administrator, nominee, entity in a representative capacity, unincorporated, organization, or governmental agency or authority.

         "PIPELINE(S)" shall mean any pipeline which delivers Williams' Raw Product to CBF as provided in this Agreement. Currently, the six pipelines capable of delivering Raw Product to CBF hereunder are the Seminole Pipeline, the Chaparral Pipeline, the West Texas Pipeline, the Mobil Pipeline, Dynegy's 12" NGL pipeline from Lake Charles, and the Black Lake Pipeline.

         "PRIMARY TERM" shall have the meaning as ascribed to it in Article II.

         "RAW PRODUCT" shall mean that mixture of natural gas liquid hydrocarbons meeting the specifications established by the Pipeline(s) as of December 1, 1998.

         "REDELIVERY POINT" shall mean the point at which William's Specification Products enter into the Storage Facility.

         "SPECIFICATION PRODUCT(S)" shall mean the liquid hydrocarbons meeting the specifications provided for in Exhibit "B", attached hereto, fractionated from the Raw Product.

                         'Confidential Treatment Requested'


         "STORAGE FACILITY" shall mean the underground storage facilities owned and operated by Dynegy at Mont Belvieu, Chambers County, Texas, including, but not limited to, Specification Product storage caverns and all related surface and subsurface equipment.

         "YEAR" OR "YEARLY" shall mean a period of 365 consecutive Days; provided, however that any Year which contains the date of February 29 shall consist of 366 consecutive Days.

                                ARTICLE II: TERM

2.1      This Agreement shall have a primary term commencing effective October
* 1, 1999, and ending [REDACTED] (the "Primary Term"), and shall continue in effect from Year to Year thereafter; provided that either Party shall have the right to terminate this Agreement effective at the end of the Primary Term or any Yearly anniversary thereafter by giving the other Party at least ninety (90) Days prior written notice of its election to terminate this Agreement.

                       ARTICLE III: WILLIAMS' PERFORMANCE

3.1 Except as set forth in Section 3.2 and subject to the other terms of this Agreement, Williams hereby commits for fractionation hereunder and shall deliver or cause to be delivered to the Delivery Point the Raw Product which it owns and/or controls and which is delivered to the Pipeline(s) from the sources listed in Exhibit "A". Williams further agrees that if at any time beginning January 1, 2000, and at any time
* thereafter, it has delivered less than [REDACTED] of the Fractionation Volume Reservation based on the Daily average volume for the preceding ninety (90) Days, then it will commit for fractionation hereunder and will deliver or cause to be delivered to the Delivery Point during such time period as necessary to enable Williams to meet the Fractionation Volume Reservation, additional uncommitted volumes of Raw Product which Williams owns or controls, if any, or may in the future have available from sources that are not listed in Exhibit "A" and which are delivered to any of the Mont Belvieu Fractionators (as defined hereinafter). For the purpose of this Section 3.1, the term "Mont Belvieu Fractionators" shall include all fractionation facilities situated in or near Mont Belvieu, Texas, and the fractionation facilities currently owned by Phillips Petroleum situated in Sweeney, Texas, and by Mobil situated in Beaumont, Texas.


3.2 The following volumes of Raw Product shall be excepted from the commitment set forth in Section 3.1 above.

         (a) Raw Product produced from the gas plants listed in Exhibit "A" and sold and delivered to local markets near such gas plants.

         (b) Raw Product produced from the Kutz and Lybrook gas plants which is currently or in the future may be dedicated to Amoco pursuant to agreements between Williams or its Affiliates and Amoco (the "Amoco Dedication"). Upon termination and/or expiration of such Amoco Dedication, the volumes of Raw Product produced from the Kutz and Lybrook gas plants shall be subject to the committment set forth in
                  Section 3.1 above unless and/or until such Raw Product is subsequently dedicated to Amoco.

         (c) Any volumes in excess of the Fractionation Volume Reservation which CBF has elected not to accept pursuant to Section 4.1. CBF agrees to notify Williams as to its election whether it will accept such excess volumes within fifteen (15) days of its receipt of notification from Williams as to the availability of such excess volumes.

         (d) Any volumes dedicated for fractionation in the Fractionator in accordance with that certain "Option to Acquire Interest in Cedar Bayou Fractionators, L.P." dated of even date herewith between Williams Field Services Company and Dynegy Midstream Services, Limited Partnership.

3.3 Williams shall direct Pipeline to prepare and furnish to CBF and CBF shall prepare or cause to be prepared during each Month, an allocation of ownership of the Pipeline's commingled Raw Product, by Components actually delivered to CBF. Williams and CBF shall accept and rely on such allocation, unless contested as described in Section 11.4.

3.4 Prior to the beginning of each Month, CBF will estimate the volumes of Specification Products for which disposition instructions will be required from Williams. Subject to Section 4.3 below, such estimates will be established by utilizing the actual volumes of Raw Product delivered to the Fractionation Facility during the most recent Month for which actual volumes are available and adjusting for anticipated variances as may be advised by Williams from time to time. As set forth in Article X of this Agreement, CBF shall reconcile Monthly statements detailing Williams' Specification Product movement no later than the last Day of each succeeding Month following the Month in question.

3.5 Williams acknowledges that it is procuring the fractionation services under this Agreement for the purpose of fractionating the Raw Product set forth in Section 3.1 and not for the purpose of reselling such fractionation services and agrees not to resell such services on a stand-alone basis. Reselling of said fractionation services shall mean Williams' transactions involving the purchase or exchange of Raw Product for fractionation at the Fractionator with the intent of profiting on such purchase or exchange/fractionation transactions based in whole or in substantial part on the difference between the fractionation fee defined or implied in such third party purchase or exchange agreement and the fractionation fee charged to Williams under this Agreement. Notwithstanding anything in this Section 3.5 to the contrary, Williams may include fractionation service under this Agreement in combination with other services which rely extensively on the Mid-America Pipeline System, the Seminole Pipeline or the West Texas LPG Pipeline.

                       'Confidential Treatment Requested'


                          ARTICLE IV: CBF'S PERFORMANCE

4.1 CBF shall accept delivery of and provide fractionation for a maximum volume of Raw Product committed by Williams hereunder equal to the Fractionation Volume Reservation. The intial Fractionation Volume Reservation shall be 35,000 Barrels per Day as determined on a Monthly Daily average basis. Volumes above the Fractionation Volume Reservation will be accepted by CBF for fractionation on a space available basis.


4.2      Williams may increase the Fractionation Volume Reservation set forth in
*        Section 4.1 in increments of [REDACTED] Barrels per Day up to a maximum
* of [REDACTED] Barrels per Day by giving at least ninety (90) Days prior written notice to CBF of its election to increase same. It is understood and agreed that (i) there Must be at least ninety (90) Days between successive notification dates and (ii) the Fractionation Volume Reservation may only be exercised once during each ninety (90) Day Period. Subsequent to January 1, 2000, Dynegy may decrease the
* Fractionation Volume Reservation to [REDACTED] of the Daily average volume of Raw Product deliveries from Williams at the Delivery Point for the preceding 90 days (excluding deliveries during the Month of September, 1999) if (i) the Sources listed in Exhibit "A" have operated at expected capacity in full ethane recovery mode for the preceding 90 days and (ii) the Daily average volume of Raw Product deliveries from Williams at the Delivery Point for the preceding 90 days is less than
*        [REDACTED] of the Fractionation Volume Reservation.

4.3 Notwithstanding anything in this Agreement to the contrary, during each Month that Williams delivers Raw Product at the Delivery Point, CBF shall re-deliver Specification Products ratably during that Month to Williams (or its designee) at the Redelivery Point or at other mutually-agreed locations. For purposes of this provision, CBF will deem that the total volume of Williams Raw Product which has been nominated for delivery at the Delivery Point during a Month has actually been delivered ratably throughout that Month so long as at
* least [REDACTED] of such Williams-nominated volume has actually been delivered at the Delivery Point before the twenty-first (21st) day of that Month. If the Raw Product Volumes delivered by Williams by the twenty-first (21st) day of such Month are less than the volumes of Raw Product nominated by Williams for delivery during such Month, with the result that there is an imbalance between the volume of Williams' Raw Product deliveries at the Delivery Point and CBF's deliveries of Specification Products to Williams (determined in accordance with Section 4.5 below), CBF shall make ratable returns of Specification
*        Products to Williams in the ratio of [[REDACTED] Specification Products
* to Williams] to [[REDACTED] of the Raw Products delivered by Williams during the remainder of that Month and in the immediately succeeding Months, as necessary] until any such imbalance is eliminated.

4.4 CBF shall not hold back Specification Products from Williams as a minimum inventory requirement. However, CBF shall have the right to allocate the distribution of Specification Products due Williams and other customers during normal scheduled CBF fractionation plant turn-arounds which shall not exceed a total of seven (7) Days per Year. The foregoing shall not apply during periods of force majeure, as defined hereinafter.

4.5 The quantity of the five (5) Specification Products due Williams will be as follows, based on the Pipelines' reported volumes of each Component which have been delivered for Williams' account:

         (1) E/P MIX (80/20): the volume will be equal to (a) 100% of the ethane Component plus methane Component up to 1.5 liquid volume percent of the ethane Component, (b) plus propane Component equal to 25% of the volume in (a) above.

         (2) PROPANE: the volume will be equal to 100% of the propane Component minus the propane included in the EP Mix.

         (3) ISOBUTANE: the volume will be equal to 100% of the isobutane Component.

         (4) NORMAL BUTANE: the volume will be equal to 100% of the normal butane Component.

         (5) NATURAL GASOLINE: the volume will be equal to 100% of the isopentane and heavier Components.

                         ARTICLE V: TRANSFER OF CUSTODY

5.1 Williams warrants that it has the right to cause the Raw Product to be fractionated hereunder. Custody of the Raw Product shall transfer to CBF at the Delivery Point, subject to Williams' right to receive allocated volumes of Specification Products as provided in Section 4.3 above. Subject to the foregoing, custody of Specification Products shall be delivered to Williams or its designee at the points more particularly described in Section 8.1(2) hereinafter.

5.2 It is understood and agreed that (i) title to the Raw Product and the Specification Product(s) recovered therefrom and stored hereunder pursuant to the provisions of Article VIII hereof shall remain in Williams, subject to being commingled with like Raw Product and Specification Product(s) in CBF's and/or Dynegy's custody, , which Williams hereby grants unto CBF the right to do so, and (ii) Specification Product(s) redelivered to Williams by CBF will be redelivered from such commingled pool of Specification Products. With respect to the Specification Product(s) stored hereunder pursuant to the provisions of Article VIII hereof, it is specifically agreed as follows:

         (a) In the event there should be any loss of Specification Product(s) from the Storage Facility, excluding normal operating losses, and such loss is not attributable to the

                       'Confidential Treatment Requested'


                  failure of CBF or its agent or representative to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then Williams shall be prorated a portion of the remaining product by Dynegy on the basis of the ratio of Williams' stored Specification Product(s) to the total volumes of like stored
                  Specification Product(s) in such Facility, including, without limitation, those volumes owned by Williams, CBF and Dynegy.

         (b) In the event there should be a loss of William's Specification Products excluding normal operating losses, and it is ultimately determined that such loss was attributable to CBF's or its agent's or representative's failure to exercise that degree of care as would be exercised by a reasonably careful Person under like circumstances, then, it is agreed that CBF shall have the option, in its sole discretion, to replace Williams' lost volumes as soon as reasonably possible with like Specification Product(s) or to pay Williams the replacement value of such lost specification Product(s) at the time of the loss based on the Monthly average of the daily high and low prices for such Specification Products as quoted by OPIS for Mont Belvieu during the Month in which such loss occured.

                             ARTICLE VI: MEASUREMENT

6.1 Volumes of Raw Product delivered at the Delivery Point shall be measured and calculated in accordance with the delivering Pipeline measurement procedures in effect for the Delivery Point.

6.2 Volumes of Specification Products delivered by CBF to Williams in accordance with Article IV, shall be measured and calculated in accordance with CBF's standard measurement procedures at Mont Belvieu which shall conform to good measurement practices in the industry and the then Current API Manual of Petroleum Measurement Standards

                        ARTICLE VII: COMPENSATION TO CBF

7.1 Subject to Article VIII, as full consideration for the fractionation services provided hereunder, Williams shall pay to CBF a fractionation fee ("Fractionation Fee") for each Gallon of Raw Product delivered at the Delivery Point by, or on behalf of, Williams to CBF each Month. Effective October 1, 1999 through December 31, 1999, the Fractionation
* Fee shall be fixed at [REDACTED] per Gallon. Beginning January 1, 2000, the Fractionation Fee shall be determined on a calendar quarter basis by the following formulas determined as of the first Day of such calendar quarter:

*       Fractionation Fee = [REDACTED]

         Where:

                             'Confidential Treatment Requested'


                  Fractionation Fee = the fee charged for fractionation
                           during such calendar quarter.

                  Fuel  =  The fuel cost (in $/MMBtu) equivalent to the average
                           Houston Ship Channel Index of INSIDE FERC'S GAS MARKET REPORT for natural gas (large packages) for the proceding calendar quarter.

                  Elec  =  The combined average actual cost of purchased
                           electricity (In CENTS/KWH) at the Fractionator for the preceding calendar quarter.

                  CPIU  =  Consumer Price Index. All Urban Consumers --
                           ("CPI-U"), U.S. city average, All items, for the last Month of the preceding calendar quarter, as published by the United States Bureau of Labor Statistics (the "BLS") or any successor agency thereto (the "CPI-U Index"). The CPI-U Index shall be taken from the data published by the BLS, as of the date hereof, electronically at the following Internet address: ftp://ftp.bls.gov/pub/special.requests/cpi/cpiai.txt, or at any successor Internet address or as same is published in hardcopy form.

7.2 During any calendar quarter in which Williams has elected to provide Fuel pursuant to Article VIII, the Fractionation Fee shall be computed the same as in Section 7.1, except that the value of "Fuel" in the formula shall be zero (0).

7.3 During any calendar quarter in which Williams has elected to provide electrical power pursuant to Article VIII, the Fractionation Fee shall be computed the same as in Section 7.1, except that the value of "Elec" in the formula shall be zero (0).

7.4 CBF will provide Williams an E/P Mix as described in Section 4.6 but will insure Williams will not suffer devaluation of its ethane product in the market by virtue of such ethane being delivered as E/P Mix instead of purity ethane. Each calendar Month, a differential value between purity ethane and E/P Mix shall be calculated by comparing (i)
*        [REDACTED] as quoted by the Oil Price Information Service for Mont
* Belvieu during that Month to (ii), [REDACTED] as quoted by OPIS for Mont Belvieu during that Month.

         If the amount in (ii) above is greater than the amount in (i) above,
* then [REDACTED] Subject to the limitations set forth hereinafter, if the amount in (i) above is greater than the amount in (ii) above,
* then [REDACTED] Williams shall not be required to pay to CBF a larger cumulative amount under this Section 7.4 than the cumulative amount paid by CBF to Williams. If at the time the calculation set forth in this Section 7.4 reflects that the amount in
         (i) above is greater than the amount in (ii) above and if the cumulative amount paid by CBF to Williams under this Section 7.4 is less than or equal to the cumulative amount paid by Williams to CBF, then the amount that would otherwise be payable by Williams to CBF shall instead be accrued by CBF as a credit against future amounts payable by CBF to Williams under this Section 7.4.

                         ARTICLE VIII: STORAGE SERVICES

8.1 In connection with the fractionation services to he provided by CBF to Williams as provided herein, subject to the following terms and provisions. CBF shall store Williams' Specification Products in the Storage Facility owned and operated by Dynergy:

         (1) PRODUCT STORAGE. For and in consideration of the fees to be paid by Williams to CBF as provided herein, CBF hereby agrees to store up to, but not to exceed, the maximum quantity of Specification Products set forth in Exhibit "C" which is attached hereto and made a part hereof (the "Storage Volume").

         (2) PRODUCT REDELIVERY. Specification Product(s) redelivered to Williams out of the Storage Facility will only be made on the request of Williams' designated representative or duty authorized agent. CBF will not recognize sales, assignments or transfers of title to Specification Product(s) while in storage unless made in a manner approved by CBF and Dynegy in advance and then only to another person or entity that has entered into a valid storage agreement with Dynegy. Specification Product(s) redelivered by CBF hereunder shall be redelivered into any common carrier pipeline currently connected to Dynegy's terminal facilities adjacent to its underground storage Facilities ("Dynegy's Terminal").
                  CBF's redelivery of Specification Product(s) to Williams shall be subject to operating conditions, rates of delivery, delivery pressures, scheduling, etc. of the pipeline in which Williams requests Specification Product(s) be delivered into (the "Receiving Pipeline"). Custody of the Specification Product(s) redelivered hereunder shall be deemed to be transferred at the point where the Specification Product(s) enters into the Receiving Pipeline and is measured. Williams shall use its best efforts to give CBF reasonable notice of withdrawals of Specification Product(s). Redelivery of Specification Products shall always be subject to the physical capabilities of Dynegy's Storage Facilities and Terminal. Measurement of Specification Product(s) redelivered hereunder shall take place as near to the points of redelivery as practicable to CBF and shall be made by CBF in accordance with Dynegy's standard measurement procedures which shall conform to good measurement practices in the industry. All measurements made by or on behalf of CBF shall be binding on the parties hereto unless proven to be in error. Williams shall have the right to witness all such measurements. Tank cars and trucks will be handled on a first in first out basis.

         (3) CERTIFICATION OF EQUIPMENT. If in the future Dynegy allows redelivery of Specification Product(s) by tank cars and/or trucks, Williams agrees that all tank cars and trucks used to make withdrawals at the Dynegy Terminal shall meet or exceed all federal, state and municipal safety, operating and insurance requirements and further agrees to certify same to CBF and Dynegy and provide copies of all government approvals to it before the tank cars and trucks will be accepted at Dynegy's Terminal and/or Facilities.

         (4) STENCHING. CBF will odorize or cause to be odorized all shipments of propane out of storage by tank car or truck in accordance with standard industry practice (currently
                  1.5 pounds ethyl mercaptan per 10,000 Gallons), or as required by governmental agencies having proper jurisdiction, and will odorize shipments of other Specification Product(s) if requested in writing by Williams to do so. Williams agrees to pay CBF for providing this odorization service the fees set forth in Exhibit "C". Williams accepts all responsibility for improper amounts of malodorant subsequent to shipment, the dissipation of malodorant and, where CBF and/or Dynegy provides documentation of the odorization required by this Agreement. Williams agrees to defend, indemnify and hold CBF and Dynegy and its parents, subsidiaries and Affiliates and its and their agents, officers, directors, employees, representatives, successors and assigns harmless from any and all liabilities, losses, damages, demands, claims, penalties, fines, actions, suits, legal, administrative or arbitration or alternative dispute resolution proceedings, judgments, orders, directives, injunctions, decrees or awards of any jurisdiction, costs and expenses (including attorney's fees and any cost or expense of incident investigation) or any liability arising from any claims of whatever kind due to injuries or damages which occur after delivery to Williams and arise in connection with Williams' or its customer's or their customer's transportation, storage, use, handling, or resale of Specification Product(s) covered hereunder. This indemnification obligation includes among any other claims, those comprising lack of or inadequate warning materials, improper amounts, use or type of odorant, "odorant fading," lack of warning on supplemental warning systems (such as gas detectors) and improper training or monitoring of Williams', its customer's and/or their customer's warning and/or training programs. Williams' indemnity obligation shall be applicable even if such damages are determined to have been partly caused by the fault of CBF and/or Dynegy or if liability without fault is imposed on CBF and/or Dynegy, the only exception to such obligation being where the fault of CBF and/or Dynegy is determined to be the sole cause of such damages.

         (5)      STORAGE AND HANDLING CHARGES.

                  (a) Williams shall pay CBF Monthly the rates, fees and charges set forth in Exhibit "C", including, but not limited to, the Receipt Fee. Throughput Charges and Redelivery Fees, as applicable.

                  (b) If at the end of any Month the total volume of all Specification Products stored by Williams, excluding undelivered volumes of Specification Product(s) for which timely distribution instructions have been given, exceeds the Storage Volume, Williams shall pay to CBF the Excess
                           Storage fee as set forth in Exhibit "C". Williams agrees to use all reasonable efforts to prevent volumes of Specification Products stored hereunder from exceeding the Storage Volume at any time during each Month.

                  (c) If at the expiration or termination of this Agreement Williams continues to have Specification Product(s) in storage (which the parties expressly do not contemplate and CBF in no way condones) which was delivered into storage under the terms of this Agreement and for which timely distribution instructions have not been given, then Williams shall pay to CBF the Excess Storage fee as set forth in Exhibit "C" each Month thereafter based on the highest balance of all Specification Products held in storage at any time during such Month. CBF's acceptance of funds pursuant to this Section shall in no way be construed as a renewal of this Agreement, PROVIDED, HOWEVER, Williams shall continue to be bound by all terms and conditions of this Agreement as long as any of Williams' Specification Product(s) remains in storage.

                  (d) In addition to the provisions of (c) above, in the event Williams fails to remove its Specification Product(s) at the expiration of the term of this Agreement, CBF shall have the right to sell all or any portion of such Specification Product(s) at Mont Belvieu OPIS prices and on terms as CBF, in its sole discretion, deems appropriate under the then existing circumstances. If CBF sells all or a portion of Williams' Specification Product(s) under the terms of this Section 5(d), within thirty (30) Days of its receipt of the proceeds derived from the sale of such Specification Product(s), CBF shall remit same to Williams less
                           (i) all of CBF's reasonable costs and expenses associated with any such sale(s), (ii) a sales commission equal to five percent (5%) of the gross proceeds of such sale(s), and (iii) any fees then due and owed by Williams to CBF.

         (6) LIEN FOR UNPAID CHARGES. Williams hereby grants unto CBF a lien against any Specification Product(s) of Williams remaining in storage at any time for any overdue amounts which may be owing by Williams to CBF hereunder which are not disputed in writing by Williams in accordance with the provisions of Section 12.1 hereof. CBF specifically reserves the right to refuse to redeliver Specification

                       'Confidential Treatment Requested'

                  Product(s) stored by Williams at any time that there remains any overdue undisputed amounts due and owing by Williams to CBF according to the terms hereof. Without prejudice to any other remedies that CBF may have at law, in equity and/or pursuant to the terms and provisions hereof. Dynegy may enforce the lien granted herein by public or private sale of any or all of Williams' Specification Product(s) remaining in storage and at any time or place and at Mont Belvieu OPIS prices after giving Williams not less than fifteen (15) Days notice of such sale.

                 ARTICLE IX: FUEL AND ELECTRICITY SUPPLY OPTIONS

9.1 Williams may, on a calendar quarter basis, elect to supply the volume of fuel gas required to fractionate its Raw Product by giving CBF thirty (30) Days prior written notice of such election ("Fuel Gas Supply Option").

9.2      If Williams elects to exercise its Fuel Gas Supply Option, Williams
* shall supply to CBF, at Mont Belvieu, [REDACTED] Btus of fuel gas for each Gallon of Raw Product delivered to CBF by Williams hereunder.

9.3 For each Month in which Williams elects to exercise its Fuel Gas Supply Option, an estimated fuel supply requirement will be determined by multiplying the estimated number of Gallons that
* Williams will deliver to CBF during said Month by [REDACTED] Btu's per Gallon. CBF shall maintain an imbalance account to keep track of under and over deliveries of fuel gas by Williams. The Month-end balance in such imbalance account shall be cleared by (1) a cash payment to CBF by Williams if Williams has, in the aggregate, under-delivered fuel gas relative to its actual fuel gas requirements for such Month or (2) a cash payment to Williams by CBF if Williams has, in the aggregate, over-delivered fuel gas relative to its actual fuel gas requirements for such Month. Such payment shall be calculated by multiplying the total quantity of such imbalance times the Houston Ship Channel Index for large packages (in $/MMBtu) for such Month as published in INSIDE F.E.R.C.'S GAS MARKET REPORT.

9.4 If, and to the extent that, CBF incurs any transportation charges or penalties from any natural gas transporter as a result of over- or under-deliveries by Williams of fuel gas to such transporter relative to Williams's estimate of its fuel gas requirements for such Month, CBF shall bill Williams for such charges or penalties on CBF's Monthly bill under Article XII, and Williams shall pay such amount as specified therein.

9.5 Williams reserves the right to elect to supply CBF the amount of electrical power required to fractionate its Raw Product by giving CBF thirty (30) Days' prior written notice of such election ("Electricity Supply Option"); provided, however, such Electricity Supply Option shall only become available and be implemented through mutually

                       'Confidential Treatment Requested'

         agreeable procedures negotiated in good faith by the Parties after there is an industry mechanism in place to allow for same.

9.6      If Williams elects to exercise its Electricity Supply Option,
* Williams shall supply to CBF, at Mont Belvieu, [REDACTED] of a Kilowatt-hour (KWH) of electricity for each Gallon of Raw Product delivered to CBF by Williams hereunder.

                       ARTICLE X: TAXES AND OTHER PAYMENTS

10.1 Williams shall be responsible for the payment of any royalties overriding royalties, and other similar payments due or to become due on the Raw Products or the Specification Products which are subject to this Agreement. Any tax applicable to the production, ownership or transfer of the Raw Products or the Specification Products or the services provided by CBF hereunder, including but not limited to any tax applicable to stored volumes of Specification Products, shall be borne and paid by Williams unless such tax is by law imposed upon CBF, in which event, such tax shall be paid by CBF and reimbursed by Williams upon receipt of invoice for same. Williams shall indemnify and hold CBF and their respective Affiliate's directors, officers, agents and employees harmless from and against any and all claims, demands or causes of action of any kind, together with all loss, damage and expense (including court costs and attorney's fees) arising with respect to the payment of any taxes, royalties, overriding royalties and other payments due or to become due on the services, Raw Products or Specification Products which are subject to this agreement.

                      ARTICLE XI: ACCOUNTING AND AUDIT PROCEDURES

11.1     Williams or its designee shall furnish the following reports to CBF:
         (i) Williams' share of Components in the Raw Product delivered each Month for the Month in question by the tenth (10) Day of the next succeeding Month; (ii) instructions for delivery of Specification Products for the Month in question during the Month in question, as set forth in Section 3.4; and (iii) twelve (12) Month forecast of Raw Product projected to be delivered under this Agreement, as requested by CBF from time to time.

11.2 CBF shall furnish each Month for the preceding Month, the following reports to Williams: (i) volumes of Williams' Specification Products attributable to the Raw Product delivered to CBF each Month, in accordance with the reconciliation described in Section 3.4; (ii) volumes of Specification Products delivered to Williams or its designee each Month in accordance with the reconciliation described in Section 3.4; and (iii) Williams' inventories of Specification Product(s) each Month, in accordance with the reconciliation described in Section 3.4. CBF shall furnish initial reports of these items by the twentieth (20) Day of the Month succeeding, the Month and shall fully complete volume and money reconciliations as described in Section 11.3 below.

11.3 Volume and money reconciliation shall be prepared by CBF on a Monthly basis. Williams and CBF shall cooperate to identify and reconcile volume balances and amounts owed. As CBF completes each Month's reconciliation, a copy of the reconciliation shall be sent to Williams but no later than the last Day of the Month succeeding the Month in question. The intent of the parties is that any imbalances between volumes of Raw Product delivered at the Delivery Point by Williams and volumes of Specification Products delivered by CBF to Williams at the Redelivery Point (as any such imbalances are determined in accordance with Section 4.5) shall be resolved on a volumetric basis as set forth in Section 4.3. No monetary resolution of any such imbalance shall be effective unless both parties have agreed, in writing, thereto.

11.4 All invoices or statements issued by CBF and any volume and money reconciliation reports, or balancing reports, during any calendar Year shall conclusively be presumed to be true and correct after twenty-four (24) Months following the end of any such calendar
         Year, unless within the said twenty-four (24) Month period the other Party takes written exception thereto and makes claim on the Party issuing the invoice, statement or report for adjustment.

11.5 Williams, upon at least thirty (30) Days prior written notice to CBF, shall have the right to audit CBF's records pertaining to performance under this Agreement, for any calendar Year within the twenty-four (24) Month period following the end of such calendar Year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments provided for in Section 11.4. Williams shall make every reasonable effort to conduct an audit in a manner which will result in a minimum of inconvenience to CBF. CBF shall reply in writing to an audit report within ninety (90) Days after receipt of such report.

11.6 CBF shall retain all financial and volume records for a minimum of thirty-six (36) Months following the end of any calendar Year.

                        ARTICLE XII: BILLING AND PAYMENT

12.1 After receiving allocation information from Pipeline at mid-Month and again at the end of each Month, CBF shall furnish to Williams an invoice reflecting all applicable fees and charges due under this Agreement and Williams shall pay to CBF via electronic funds transfer the amounts due no later than ten (10) Days after Williams' receipt of invoice. If the Day on which any payment is due is not a Business Day, then the relevant payment shall be due upon the immediately succeeding Business Day. Any amounts which remain due and owing after the due date shall bear interest thereon at the Base Rate. If a good faith dispute arises as to the amount payable in any statement, the amount not in dispute shall be paid. If Williams elects to withhold any payment otherwise due as a consequence of a good faith dispute, Williams shall provide CBF with written notice of its reasons for withholding payment and, if the amount of such invoice is equal to or greater than ten thousand dollars ($10,000) or the total aggregate amount of all invoices in which Williams has withheld payment and is outstanding at any time is greater than or equal to fifty thousand dollars ($50,000). Williams shall simultaneously place the disputed amount into an escrow account at a mutually acceptable commercial bank, pending resolution of the dispute. Williams' election to withhold payment from CBF and escrow same as provided herein shall be exercised within thirty (30) Days from Williams' receipt of the invoice giving rise to such good faith dispute, otherwise, Williams' right to withhold payment and escrow same as provided herein shall terminate. If it is subsequently determined, whether by mutual agreement of the Parties or otherwise, that (i) Williams is required to pay all or any portion of the disputed amounts to CBF or (ii) Williams is entitled to reimbursement for an invoice it paid, in addition to paying such amounts, the Party making such payment also shall pay interest accrued on such amounts at the Base Rate from (1) the original due date until paid in full, if Williams is required to pay, or (2) the date Williams paid the disputed invoice, until paid in full, if CBF is required to pay.

                           ARTICLE XIII: FORCE MAJEURE

13.1 In the event either Party hereto is rendered unable, wholly or in part, by reason of Force Majeure to carry out its obligations under this Agreement, upon such Party's giving notice and reasonably full particulars of such Force Majeure in writing to the other Party after the occurrence of the cause relied on, then the obligations of such Party, other than the obligation to pay money due hereunder, insofar and only insofar as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period; and such cause shall, so far as reasonably possible, be remedied with all reasonable dispatch.

13.2 The term "Force Majeure" shall mean any causes, whether the kind enumerated herein or otherwise, which are not within the control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to prevent or overcome and may include acts of God, strikes, lockouts or other industrial disputes or disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, tornadoes, hurricanes, storms, and warnings for any of the foregoing which may necessitate the precautionary shut-down of wells, plants, pipelines, gathering systems, loading facilities, terminals, the Fractionator or any portion thereof, or other related facilities, floods, washouts, arrests and restraints of governments (either federal, state, civil or military), civil disturbances, explosions, sabotage, breakage or accidents to equipment, machinery, plants, the Fractionator or any portion thereof, or lines of pipe, the lack or failure of brine or brine handling capacity, the making of repairs or alterations to any of the foregoing, inability to secure labor or materials, partial or entire failure of wells or gas supply, electric power shortages or outages, necessity for compliance with any court order, or any law, statute, ordinance, rule, regulation or order promulgated by a governmental authority having or asserting jurisdiction, inclement weather that necessitates extraordinary measures and expense to construct facilities and/or maintain operations. Such term shall likewise include, in those instances where either Party hereto is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at a reasonable cost and after the exercise of reasonable diligence, such servitudes, rights-of-way grants, permits or licenses, and in those instances where either Party hereto is required to furnish materials and supplies for the purpose of constructing or maintaining facilities to enable such Party to fulfill its obligations hereunder, the inability of such Party to acquire, or delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials and supplies. The term "Force Majeure" shall also include any event of force majeure occurring with respect to the facilities or services of either Party's suppliers or customers providing a service or providing any equipment, goods, supplies or other items necessary to the performance of such Party's obligations, and shall also include curtailment or interruption of deliveries or services by such third-party suppliers or customers as a result of an event defined as Force Majeure hereunder.

13.3 Notwithstanding Section 12.1 above, it is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the Party having the difficulty, and that the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing Party when such course is inadvisable in the discretion of the Party having the difficulty.

13.4 During any period of force majeure claimed by CBF, Williams shall have the right to make alternative arrangements for the fractionation of Raw Product dedicated to CBF provided that, by so doing, Williams shall not prejudice Williams' rights and obligations after termination of such force majeure to resume fractionating such Raw Product hereunder and shall not relieve CBF of any rights and obligations to provide fractionation hereunder.

                ARTICLE XIV: INDEMNIFICATION AND LIMITATION OF LIABILITY

14.1. WILLIAMS' INDEMNITIES: REGARDLESS OF THE PRESENCE OR ABSENCE OF ANY INSURANCE COVERAGE MAINTAINED BY EITHER PARTY HERETO, WILLIAMS HEREBY RELEASES, AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS, CBF, ITS OPERATOR, PARTNERS AND ITS PARTNERS' AFFILIATES AND THOSE ENTITIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES ("CBF PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITY, LOSS, DAMAGE, PENALTIES, FINES, COST AND EXPENSE, INCLUDING COURT COSTS AND REASONABLE ATTORNEY'S FEES IN CONNECTION THEREWITH ("CLAIMS"), ARISING OUT OF OR RELATED TO:

         (1) DESTRUCTION, LOSS OR CONTAMINATION OF WILLIAMS' RAW PRODUCT AND SPECIFICATION PRODUCTS ARISING FROM ANY CAUSE OTHER THAN DYNEGY'S FAILURE TO EXERCISE THAT DEGREE OF CARE AS WOULD BE EXERCISED BY A REASONABLY CAREFUL PERSON UNDER LIKE
                  CIRCUMSTANCES: and

         (2) Any Claims arising from injuries or damages to persons or properties arising from damages to the tangible physical property in connection with Williams', or its contractors, handling and possession of Williams' Raw Product or Specifications Products prior to delivery of same to CBF and after delivery of same from CBF back to Williams or its designated representative to the extent of Williams' or its contractor's negligence or legal fault for same.


14.2 CBF INDEMNITIES: REGARDLESS OF THE PRESENCE OR ABSENCE OF ANY INSURANCE COVERAGE MAINTAINED BY EITHER PARTY HERETO, CBF HEREBY RELEASES, AND AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS, WILLIAMS, AND ITS AFFILIATES, AND AGENTS AND THOSE ENTITIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND REPRESENTATIVES ("WILLIAMS PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LIABILITY, LOSS, DAMAGE, PENALTIES, FINES, COST AND EXPENSE, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND INCLUDING COURT COSTS AND REASONABLE ATTORNEY'S FEES IN CONNECTION THEREWITH ("CLAIMS"), ARISING
         FROM:

         (1) INJURIES (INCLUDING DEATH) OR DAMAGES TO PERSONS (INCLUDING, WITHOUT LIMITATION, THE WILLIAMS PARTIES) OR PROPERTY ARISING FROM OR IN CONNECTION WITH CBF'S, OR ITS CONTRACTORS', HANDLING AND POSSESSION OF WILLIAMS' RAW PRODUCT OR SPECIFICATION PRODUCTS WHILE SAME ARE IN CBF'S POSSESSION AND PRIOR TO DELIVERY OF SAME TO WILLIAMS AT THE STORAGE FACILITY TO THE EXTENT OF CBF'S OR ITS CONTRACTOR'S NEGLIGENCE OR LEGAL FAULT FOR SAME; and

         (2) DESTRUCTION, LOSS OR CONTAMINATION OF WILLIAMS' RAW PRODUCT OR SPECIFICATION PRODUCTS ARISING FROM DYNEGY'S FAILURE TO EXERCISE THAT DEGREE OF CARE AS WOULD BE EXERCISED BY A REASONABLE CAREFUL PERSON UNDER LIKE CIRCUMSTANCES.

14.3     LIMITATION OF LIABILITY:

         (a) EXCEPT AS TO THIRD PARTY CLAIMS COVERED BY THE INDEMNITY PROVISIONS OF SECTIONS 13.1 AND 13.2, NEITHER CBF, CBF'S OPERATOR NOR WILLIAMS SHALL BE

                  RESPONSIBLE OR LIABLE TO THE OTHER, OR TO THEIR AGENTS, FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY BREACH HEREOF, REGARDLESS OF THE CAUSES OF SAME, INCLUDING ANY SITUATION WHERE SUCH DAMAGES ARE CAUSED BY THE NEGLIGENCE OR FAULT OF THE PARTY WHOSE LIABILITY IS LIMITED HEREBY.

         (b) NOTWITHSTANDING ANYTHING TO CONTRARY SET FORTH IN THIS AGREEMENT, , CBF SHALL NOT BE RESPONSIBLE FOR ANY LOSSES, INJURIES OR DAMAGES HEREUNDER, HOWEVER CAUSED, INCLUDING, WITHOUT LIMITATION, LOSSES, INJURIES OR DAMAGES COVERED UNDER THE INDEMNITY PROVISIONS SET FORTH ABOVE, IN EXCESS OF THE FEES AND RATES PAID BY WILLIAMS TO CBF AS PROVIDED HEREIN DURING THE EIGHTEEN MONTHS IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH LOSS, INJURY OR DAMAGE OCCURRED.

14.4 NOTICE OF CLAIM AND FILING OF SUIT. Claims by Williams and all other Persons claiming, by, through or under Williams with respect to the Specification Product stored in the Storage Facility, must be presented in writing to CBF within a reasonable time, and in no event later than sixty (60) Days after (i) Williams' Specification Product(s) is redelivered or removed from the Storage Facility or (ii) Williams is notified by Dynegy that loss of or injury to the Specification Product(s) has occurred, whichever is shorter. No action may be maintained by Williams and any other Persons claiming by, through or under Williams, against CBF for loss of or injury to Specification Product(s) stored in the Storage Facility unless a written claim therefor is received by CBF within the time periods set forth herein and such action is commenced within nine (9) Months after (a) Williams' Specification Product(s) is redelivered or removed from the Storage Facility or (b) Williams is notified by CBF that loss of or injury to Specification Product(s) has occurred, whichever is shorter. In the situation where CBF notifies Williams of a loss or injury to Specification Product(s), the time limits for making written claims and the maintaining of actions after notice, as set forth herein, begin on the date such notice is sent by CBF.

                            ARTICLE XV: MISCELLANEOUS

15.1 EXISTING LAWS AND REGULATIONS. This Agreement and the operations hereunder shall be subject to the applicable federal and state laws and the applicable orders, laws, rules and regulations of any state or federal authority having or asserting jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation. The parties shall be entitled to regard all such laws, rules, regulations and orders as valid and may act in accordance therewith until such time as the same may be invalidated by final judgment in a court of competent jurisdiction.

15.2 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS THE SAME MAY BE AMENDED FROM

         TIME TO TIME, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

15.3 WAIVER. No waiver by either Party of any default under this Agreement or any of the provisions of this Agreement shall be deemed to be a waiver of any future default or any other provision hereof, whether of a like or a different character. No waiver shall be effective unless made in writing and signed by the Party to be charged with such waiver, nor shall waiver constitute a continuing waiver unless expressly provided by the Party to be charged with such waiver.

15.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither Party may assign this Agreement, nor any interest herein, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided, however, that a Party may from time to time (i) designate an Affiliate to perform this Agreement, either in whole or in part, such performance being considered that of the Party hereto, or (ii) assign this agreement to an Affiliate without obtaining the other Party's consent thereto. It is understood, however, that by such designation or assignment, said Party hereto does not thereby avoid obligations imposed by the terms and provisions hereof, past present or future. Williams further specifically agrees that it will not assign its interest in the volumes of Raw Product dedicated to this Agreement without the prior written consent of CBF, which consent shall not be unreasonably withheld; provided such assignment is made subject to this Agreement and any Assignee ratifies and adopts this Agreement in writing.

15.5 EXHIBITS. Unless specifically otherwise provided, if any term or condition expressed or implied in any Exhibit to this Agreement conflicts or is at variance with any term or condition of this Agreement, this Agreement shall prevail. All Exhibits as referenced herein are attached hereto and made a part hereof.

15.6 DTPA WAIVER. THE PARTIES CERTIFY THAT THEY ARE NOT "CONSUMERS" WITHIN THE MEANING OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, SUBCHAPTER E OF CHAPTER 17, SECTIONS 17.42, ET SEQ., OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED ("DTPA"). THE PARTIES COVENANT, FOR THEMSELVES AND FOR AND ON BEHALF OF ANY SUCCESSOR OR ASSIGNEE, THAT, IF THE DTPA IS APPLICABLE, (a) THE PARTIES ARE "BUSINESS CONSUMERS" AS THAT TERM IS DEFINED IN THE DTPA, (b) OTHER THAN SECTION
         17.555 OF THE TEXAS BUSINESS AND COMMERCE CODE, EACH PARTY HEREBY WAIVES AND RELEASES ALL OF ITS RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO THE OTHER PARTY AND ITS SUCCESSORS AND ASSIGNS, AND (c) EACH PARTY SHALL DEFEND AND INDEMNIFY THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS OF OR BY THAT PARTY OR ANY OF ITS SUCCESSORS AND ASSIGNS OR ANY OF ITS OR THEIR AFFILIATES BASED IN WHOLE OR IN

         PART ON THE DTPA, ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION SET FORTH IN THIS AGREEMENT.

15.7 HEADINGS, ARTICLES AND SECTIONS. All references to "Articles" and "Sections" herein pertain to Articles and Sections of this Agreement, unless expressly Stated otherwise. Headings are for purposes of reference only and shall not be used to construe the meaning of this Agreement.

15.8 PRINCIPLES OF CONSTRUCTION AND INTERPRETATION. In construing this Agreement, the following principles shall be followed:

         (i) no consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this
                  Agreement:

         (ii) examples shall not be construed to limit, expressly or by implication, the matter they illustrate:

         (iii) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions: and

         (iv) the plural shall be deemed to include the singular and vice versa, as applicable.

15.9 NOTICES. Any notice, request, instruction, correspondence, or other documentation to be given hereunder by either Party to the other shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or facsimile as follows:

         FOR CBF:

             To:               Cedar Bayou Fractionators, L.P.
                               c/o Dynegy Midstream Services, Limited
                               Partnership
             Attention:        Vice President, Asset Marketing and Services
             At:               1000 Louisiana, Suite 5800
                               Houston, Texas 77002-5050
             Phone:            (713) 507-3843
             FAX:              (713) 767-8286

            With a copy to:     Vice President and General Counsel
                                Dynegy Midstream Services, Limited Partnership
                                1000 Louisiana, Suite 5800
                                Houston, TX 77002-5050
                                Phone: 713-507-3725
                                Fax:   713-507-6987

         FOR WILLIAMS (EXCEPT ACCOUNTING MATTERS):

            To:                 Williams Energy Marketing & Trading Company
            Attention:          Vice President, Energy Marketing and Trading
            At:                 One Williams Center
                                Tulsa, Oklahoma 74172
            Phone:              (918) 573-8525

            With a copy to:     Williams Energy Marketing & Trading Company
            Attention:          Director of Margins Management
            At:                 1800 S. Baltimore Avenue
                                P.O. Box 645
                                Tulsa, Oklahoma 74101-0645
            Phone:              (918) 599-3771
            FAX                 (918) 581-1495

         FOR WILLIAMS ACCOUNTING MATTERS:

            To:                 Williams Energy Marketing & Trading Company
            Attention:          Senior Distribution Representative
            At:                 One Williams Center
                                Tulsa, Oklahoma 74172
            Phone:              (918) 573-2919

         A notice sent by facsimile shall be deemed to have been receive by the close of the first Business Day following the Day on which it was transmitted and confirmed by transmission report or such earlier time as confirmed orally or in writing by the receiving Party. Notice by U.S. Mail, whether by U.S. Express Mail, registered mail or certified mail, or by overnight Courier shall be deemed to have been received by the close of the second Business Day after the Day upon which its was sent, or such earlier time as is confirmed orally or in writing by the receiving Party. Any Party may change its address or facsimile number by giving notice of such change in accordance with herewith.

15.10 NO THIRD PARTY BENEFICIARY. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns, and shall not inure to the benefit of any other person whomsoever, it being the intention of the Parties that no third person shall be deemed a third party beneficiary of this Agreement or otherwise have any rights hereunder.

15.11 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under the present or future laws effective during the term of this Agreement, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision similar in terms to such illegal, invalid, or unenforceable provision as may be possible and as may be legal, valid, and enforceable. If a provision, the foregoing event shall not affect the validity or enforceability in that jurisdiction of any other provision of this Agreement nor the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

15.12 ENTIRE AGREEMENT AND AMENDMENT. This Agreement, including, without limitation, all exhibits hereto, integrates the entire understanding between the Parties with respect to the subject matter covered and supersedes all prior understandings, drafts, discussions, or statements, whether oral or in writing, expressed or implied, dealing with the same subject matter. This Agreement may not be amended or modified in any manner except by a written document signed by both parties that expressly amends this Agreement.

15.13 SETOFFS AND COUNTERCLAIMS. Except as otherwise provided herein, each Party reserves to itself all rights, set-offs, counterclaims, and other remedies and/or defenses which that Party is or may be entitled to arising from or out of this Agreement or as otherwise provided by law.

15.14 NO PARTNERSHIP OR ASSOCIATION. Nothing contained in this Agreement shall be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to either Party.

15.15 NO COMMISSIONS, FEES OR REBATES. Except as expressly authorized by this Agreement, no director, employee or agent of either Party shall give or receive any commission, fee, rebate gift or entertainment of significant cost or value in connection with this Agreement. Any representative or representative(s) authorized by either Party may audit the applicable records of the other Party for the purpose of determining whether there has been compliance with this Section.

15.16 WILLIAMS' OPTION TO TERMINATE EARLY. If by the close of business February 15, 1999, Williams and Dynegy have not reached a mutually agreeable accord on one or more of the Ancillary Deals identified in the Letter Agreement dated July 13, 1998, between

         Dynegy and Williams, then Williams shall have the right during the succeeding thirty (30) Day period to terminate this Agreement effective as April 1, 2000. If Williams' elects to exercise this termination option, the fractionation fee described in Section 7.1 shall be changed to 1.88 cents per Gallon. To exercise this option, Williams must provide written notification of its election to terminate this Agreement early to the other party prior to March 1, 1999.

15.17 DYNEGY BOARD OF DIRECTORS APPROVAL. Notwithstanding the execution of this Agreement by representatives of CBF as set forth below, it is understood and agreed that this Agreement is being entered into by the Parties hereto in connection with other Agreements entered into or to be entered into by one or more of the parties hereto and others, including, but not limited to, an Option Agreement between CBF and an affiliate of Williams, an Option Agreement between an affiliate of Williams and Dynegy, and a Storage Agreement between CBF and Seminole Pipeline Company (collectively, the "Related Agreements"), all of which, including this Agreement, are subject to the approval by the senior management of Dynegy and/or the Board of Directors of Dynegy's ultimate parent, Dynegy, Inc. It is understood and agreed that if the senior management of Dynegy and the Board of Directors of Dynegy, Inc., if required, fails to approve all of the Related Agreements, and this Agreement by December 31, 1998, then, upon written notification by Dynegy, this Agreement shall become null and void.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Day and Year first above written.


CEDAR BAYOU FRACTIONATORS, L.P.
By:    DYNEGY MIDSTREAM SERVICES,
       LIMITED PARTNERSHIP, Operator
By:    DYNEGY MIDSTREAM G. P., INC., ITS General Partner

By:    /s/ Stephen A. Furbacher
     ------------------------------
Title:  PRESIDENT
       ----------------------------


WILLIAMS ENERGY MARKETING & TRADING COMPANY

By:    /s/ Steven Malcolm
     ------------------------------
Title:   President and CEO
        ---------------------------

                                   EXHIBIT "A"
                                       to
                             Fractionation Agreement
                                 by and between
                         Cedar Bayou Fractionators, L.P.
                                       and
                   Williams Energy Marketing & Trading Company

                           WILLIAMS' DEDICATED PLANTS


GAS PLANTS                     LOCATION
----------                     --------
Echo Springs                   Carbon County, Wyoming

Ignacio                        La Plata County, Colorado

Kutz                           San Juan County, New Mexico

Lybrook                        Rio Arriba County, New Mexico

Opal                           Lincoln County, Wyoming

Lisbon                         San Juan County, Utah

OTHER SOURCES:

Any other injection points along the Mid America Pipeline System or the Seminole Pipeline in which Raw Product owned and/or controlled by Williams is injected and which is to be transported to and fractionated at Mont Belvieu, Texas.

                                   EXHIBIT "B"
                                       to
                             Fractionation Agreement
                                 by and between
                        Cedar Bayou Fractionators, L. P.
                                       and
                  Williams Energy Marketing & Trading Company

                                  ETHANE-PROPANE
                                  80-20 MIXTURE
                                  SPECIFICATION

Product characteristics with test methods are herein specified for ethane-propane 80-20 mixtures received by Cedar Bayou Fractionators, L.P..

                                                                                           TEST METHODS
PRODUCT CHARACTERISTICS                             MINIMUM           MAXIMUM              LATEST REVISION
-----------------------                             -------           -------              ---------------
1.       COMPOSITION                                                                       ASTM E-260
         Percent by Liquid Volume
         Methane (Percent of Ethane)                                  2.0                  GPA 2177
         Ethylene (Percent of Ethane)                                 1.0
         Methane, Ethane & Ethylene                 78.0              82.0
         Propane, Propylene, & Butanes              18.0              22.0                 ASTM D-2163
         Propylene                                                    1.0
         Butanes                                                      0.8

2.       CORROSION
         Copper Strip @ 100 DEG. F                                    1-b                  ASTM D-1838
         (Invalid if additive or inhibitor
         is used.)
         Corrosion Additive or Inhibitor.
         PPM by Weight                                                1                    Applicable           Industry
                                                                                           Practices

3.       TOTAL SULFUR
         PPM by Weight in Liquid                                      120                  ASTM D-3246

4.       DRYNESS                                                      No Free Water        Visual

5.       CARBON DIOXIDE
         PPM by Weight in Liquid                                      1.000                GPA 2177

PRODUCT ACCOUNTING

For accounting purposes, methane and ethylene shall be considered ethane, propylene and butanes shall be considered propane within the above listed specification limits.

Any excess of these hydrocarbon Components above the specification limits shall not be accounted for.

                              PROPANE SPECIFICATION

Product characteristics with test methods are herein specified for propane received by Cedar Bayou Fractionators, L.P.. This product meets the requirement of the GPA HD-5 propane specification.


                                                                                                     TEST METHODS LATEST
PRODUCT CHARACTERISTICS             MINIMUM                            MAXIMUM                       REVISION
-----------------------             -------                            -------                       -------------------
1. COMPOSITION                                                                                       ASTM E-260
   Percent by Liquid Volume Ethane                                     As limited by
                                                                       other Components
                                                                       & vapor pressure.
   Propane                          90.0                               100
   Propylene                                                           5.0                           ASTM D-2163
   Butanes & Heavier                                                   2.5

2. VAPOR PRESSURE
   Psig @ 100 DEG. F                                                   208                           ASTM D-1267

3. CORROSION
   Copper Strip @ 100 DEG. F                                           1-b                           ASTM D-1838
   (Invalid if additive or
     inhibitor is used.)
   Corrosion Additive or
     Inhibitor. PPM by Weight.                                         1                             Applicable Industry Practices

4. TOTAL SULFUR
   PPM by Weight in Liquid                                             120                           ASTM D-3246

5. HYDROGEN SULFIDE
   PPM by Weight in Liquid                                             1                             Field - Length of Stain Tube
   (Lab test required if field                                                                       Lab Chromatography with Flame
     test is positive.)                                                                              Photometric Detector


6. CARBONYL SULFIDE
   PPM by Weight in Liquid                                             2                             Field - Length of Stain Tube
   (Field test invalid if C(4) +
     exceeds 1.0 LV%)
   (Lab test required if                                                                             Lab - UOP 212 or UOP 791
     field test is positive.)                                                                        Lab - Gas Chromatography with
                                                                                                     Flame Photometric Detector
7. NON-VOLATILE RESIDUE
   a) Milliliters @ 100 DEG. F                                         0.05                          ASTM D-2158
   b) Oil Stain                                                        Pass

THE FOLLOWING TESTS ARE OPTIONAL,
  DEPENDING UPON THE PRODUCT SOURCE:

8. DRYNESS
   Freeze Valve, Seconds                                               60 (Note 2)                   ASTM D-2713

9. VOLATILE RESIDUE
   95% Evaporated - Temperature,                                       -37                           ASTM D-1837
     DEG. F

10. AMMONIA
    PPM by Weight in Liquid                                            1                             Field - Length of Stain Tube
                                                                                                     Lab - UOP 430
11. FLUORIDES
    PPM by Weight in Liquid as                                         5                             Field - Length of Stain Tube
    Monatomic Fluorine

12. OTHER DELETERIOUS SUBSTANCES
      (PPM BY WEIGHT IN LIQUID)
    Includes but not limited to                                        1                             Gas chromatography with flame
    (Isoprene, Butadiene, Vinyl                                                                      ionization or electron capture
    Chloride, glycol, amine, caustic)                                                                detection or other


NOTES: (1) The test methods for items 2 and 7 are not necessary if a compositional analysis is available which indicates compliance with these requirements.

         (2) The addition of methanol in the distribution system should be on a spot basis and must not exceed a rate of 5 Gallons per 10,000 Gallons of product.

                           NORMAL BUTANE SPECIFICATION

Product characteristics with test methods are herein specified for normal butane received by Cedar Bayou Fractionators, L.P..

                                                                                                         TEST METHODS
PRODUCT CHARACTERISTICS                               MINIMUM         MAXIMUM                            LATEST REVISION
-----------------------                               -------         -------                            ---------------
1.  COMPOSITION                                                                                           ASTM E-260
    Percent by Liquid Volume
    Isobutane and Lighter                                              5.0                                ASTM D-2163
    Butylene (Percent of N. Butane)                                    1.0
    N. Butane & Butylene                                95.0           100                                GPA 2165
    Pentanes & Heavier                                                 2.0

2.  VAPOR PRESSURE
    Psig @ 100 DEG. F                                                  50                                 ASTM D-1267

3.  CORROSION
    Copper Strip @ 100 DEG. F                                          1-b                                ASTM D-1838
    (Invalid if additive or inhibitor is
    used.)
    Corrosion Additive or Inhibitor, PPM
    by Weight                                                          1                                  Applicable Industry
                                                                                                          Practices

4.  TOTAL SULFUR
    PPM by Weight in Liquid                                            140                                ASTM D-3246

5.  VOLATILE RESIDUE
    95% Evaporated - Temperature, DEG. F                               +36                                ASTM D-1837

6.  DRYNESS                                                            No Free Water                      Visual


NOTE: The test methods for Items 2 and 5 are not necessary if a compositional analysis indicates compliance with these requirements.

                             ISOBUTANE SPECIFICATION

Product characteristics with test methods are herein specified for isobutane received by Cedar Bayou Fractionators, L.P..


                                                                                                    TEST METHODS
PRODUCT CHARACTERISTICS                              MINIMUM               MAXIMUM                  LATEST REVISION
-----------------------                              -------               -------                  ---------------
1. COMPOSITION                                                                                       ASTM E-260
   Percent by Liquid Volume
   Propane, Propylene and Lighter                                            3.0                     ASTM D-2163
   Isobutane                                          96.0                   100
   Butylene, Normal Butane & Heavier                                         4.0


2. VAPOR PRESSURE
   Psig @ 100 DEG. F                                                         62                      ASTM D-1267

3. CORROSION
   Copper Strip @ 100 DEG. F                                                 1-b                     ASTM D-1838
   (Invalid if additive or inhibitor is
   used.)
   Corrosion Additive or Inhibitor, PPM
   by Weight                                                                 1                       Applicable Industry Practices

4. TOTAL SULFUR
   PPM by Weight in Liquid                                                   140                     ASTM D-3246

5. VOLATILE RESIDUE
   95% Evaporated - Temperature DEG. F                                       +16                     ASTM D-1837

6. DRYNESS                                                                   No Free Water           Visual


NOTE: The test methods for Items 2 and 5 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                                             NATURAL GASOLINE SPECIFICATION


Product characteristics with test methods are herein specified for natural gasoline received by Cedar Bayou Fractionators, L.P..


                                                                            TEST METHODS
PRODUCT CHARACTERISTICS                MINIMUM           MAXIMUM            LATEST REVISION
-----------------------                -------           -------            ---------------
1. COMPOSITION                                                              ASTM E-260
   Percent by Liquid Volume
   Butanes and Lighter                                  3.0                 GPA 2165
   Pentanes & Heavier                   97              100

2. VAPOR PRESSURE
   Psi @ 100 DEG. F, Reid                               14                  ASTM D-323

3. CORROSION
   Copper Strip @ 104 DEG. F                            1-b                 ASTM D-130
   (Invalid if additive or
     inhibitor is used.)
   Corrosion Additive or
     Inhibitor, PPM by Weight.                          1                   Applicable Industry Practices

4. DOCTOR TEST                                          Negative            GPA 1138

5. DRYNESS                                              No Free Water       Visual

6. COLOR                                +25             No Color            Field White Cup Method
                                                                            Lab - ASTM D-156
7. DISTILLATION
   End Point, DEG. F                                    375                 ASTM D-216


NOTE: The test methods for Items 2 and 7 are not necessary if an adequate compositional analysis is available which indicates compliance with these requirements.

                       'Confidential Treatment Requested'

                                   EXHIBIT "C"
                                       to
                             Fractionation Agreement
                                 by and between
                         Cedar Bayou Fractionators, L.P.
                                       and
                 Williams Energy Marketing & Trading Company


                        STORAGE OF SPECIFICATION PRODUCTS

  1.  STORAGE       Williams shall have the right to store during any calendar
      VOLUME:       Month a total volume of Specification Products equal to the component volume of Specification Products contained in the Raw Product delivered to Cedar Bayou Fractionators, L.P.
                    ("CBF") in the preceding calendar Month.

* 2.  STORAGE       [REDACTED] per Month
      RATE:

  3.  RECEIPT FEE:  None. All volumes of Specification Products will be delivered from the CBF Fractionator

  4.  EXCESS        For all volumes of Specification Products in Williams'
      STORAGE:      account at Month-end in excess of the Storage Volume,
                    excluding undelivered volumes for which timely distribution instructions have been given, CBF has the
*                   right to charge an excess storage fee of [REDACTED] per
                    Gallon. Williams shall be required to obtain CBF's consent prior to exceeding the Storage Volume.

* 5.  RETURN        [REDACTED].
      PERCENTAGE:

  6.  REDELIVERY    No charge for redelivery of Specification Product(s)
      FEES:         to the following locations: Texas Eastern Transmission,
                    Enron, Enterprise and Diamond-Koch. Williams shall have the right to tender propane (subject to Dynegy's allocation procedures) into the Dixie Pipeline for a delivery fee
*                   of [REDACTED] cents per Barrel. Such Dixie Pipeline
                    tenders shall be limited to the lesser of (i) the amount of propane component in the Raw Product delivered by Williams
*                   to CBF in the preceding calendar Month, (ii) [REDACTED]
                    Barrels or (iii) the maximum amount allowed based on Dynegy's allocation procedures. No charge for in-storage transfers made by Williams to third parties who have the right to store Specification Product(s) in the Storage
                    Facility.

                       'Confidential Treatment Requested'

  7.  TRUCK AND    CBF will load or cause to be loaded Specification Product(s)
*     TANK CAR     into trucks and tank cars for [REDACTED] cents per Gallon.
      LOADING      For any Specification Product(s) which are odorized by or
      AND          on behalf of CBF, Williams shall pay a fee to CBF of
*     UNLOADING    [REDACTED] cents per Gallon.
      FEES:

* 8.  THROUGHPUT   [REDACTED]
      CHARGES

  9.  SCHEDULING   Williams shall be required to schedule all movements of
                   Specification Products through Dynegy's Product Movement
                   Group. For physical deliveries of Specification Products out of the Storage Facility, Williams must give distribution instructions to Dynegy's Product Movement Group on or prior to the 12th Day of the Month to assure deliveries of such Specification Products by the end of such Month. For title transfers of Specification Products within the Storage
                   Facility, Williams must give Dynegy transfer instructions on or prior to the last Day of the Month to assure transfers of such Specification Products by the end of such Month.

                                             2